IQST – IQSTEL (NASDAQ: IQST) Issues June Update: $77.8M Preliminary Revenue, GlobeTopper Acquisition, NASDAQ Momentum, and a Clear Path to $1B

New York, NY – June 11, 2025 – IQSTEL Inc. (NASDAQ: IQST), a fast-growing multinational technology and telecom company, is pleased to share a comprehensive update following several transformative milestones over the past 60 days. These achievements reflect the company’s strong execution and momentum toward its $1 billion revenue goal by 2027.

$77.8 Million in Preliminary Revenue – Jan to April 2025

IQSTEL reported $77.8 million in preliminary net revenue for the first four months of 2025, representing 12% growth over the same period in 2024. The company reconfirms its full-year revenue guidance of $340 million and is on track to reach a $400 million annualized run rate by year-end.

NASDAQ Uplisting — Direct Listing

On May 14, 2025, IQSTEL achieved a major milestone with its uplisting to NASDAQ via a direct listing, with no capital raise or shareholder dilution. The listing has expanded IQSTEL’s global investor base, increased visibility, and enhanced credibility with both customers and institutional partners.

IQSTEL has been warmly welcomed by the NASDAQ investor community. Over the last 10 trading days, IQST’s stock has traded over $35 million, effectively circling its market cap — a strong indication of investor interest and confidence in the company’s business model and growth prospects.

GlobeTopper Acquisition: Accelerating Fintech Expansion

IQSTEL recently closed the acquisition of a 51% stake in GlobeTopper, a profitable fintech platform operating across the Americas, Europe, and Africa. The acquisition — effective July 1 — brings a forecasted $65+ million in standalone revenue for full-year 2025 from GlobeTopper’s existing operations. IQSTEL plans to further accelerate this growth by introducing GlobeTopper’s fintech products across its base of more than 600 global telecom customers. This strategic move significantly deepens IQSTEL’s transition toward a high-margin, 80% telecom / 20% fintech revenue mix.

Stronger Than Ever: Shareholder Value Metrics

IQSTEL continues to outperform on key financial indicators:

• Assets per share: $14.58

• Revenue per share: Over $100

• Equity per share: $4.38

• Float: <2.5 million shares

• Positive net income and adjusted EBITDA from operating subsidiaries

What’s Next: Scaling Innovation Across Telecom and Fintech

With more than 600 global telecom clients, a growing presence in 21 countries, and new fintech assets, IQSTEL is actively expanding its high-margin service offerings. Recent interviews with CEO Leandro Iglesias confirmed plans to integrate GlobeTopper with existing platforms like GlobalMoneyOne, drive new tech services, and finalize additional acquisitions in 2025.

“Our NASDAQ listing is not a finish line — it’s the beginning of a new growth chapter,” said Iglesias. “With stronger visibility, strategic acquisitions, and scalable platforms, we’re moving quickly toward our $1 billion goal.”

About GlobeTopper

GlobeTopper (GlobeTopper.com) is a leader Fintech company specializing in advanced B2B Top-Up solutions, enabling seamless cross-border financial transactions to something more along the lines of ‘global Fintech company specializing in the provision of B2B digital prepaid products with a unique focus on gift card programs and services. With a solid track record and a scalable, profitable business model, GlobeTopper is poised for exponential growth under IQSTEL's leadership.

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a multinational technology company providing advanced solutions across Telecom, High-Tech Telecom Services, Fintech, AI-Powered Telecom Platforms, and Cybersecurity. With operations in 21 countries and a team of 100 employees, IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025, reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

▪  Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.

▪  Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.

▪  Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com.

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com